CNO Financial (1)
November 5, 2019

Exhibit 99.1
News

For Immediate Release

CNO Financial Group Reports Third Quarter 2019 Results
Fifth consecutive quarter of year-over-year premium growth

Carmel, Ind., November 5, 2019 - CNO Financial Group, Inc. (NYSE: CNO) today announced that for the quarter ending September 30, 2019, net income was $0.27 per diluted share, compared to a net loss of $3.22 per diluted share in 3Q18. CNO also reported that 3Q19 net operating income (1) was $0.45 per diluted share, compared to $0.52 in 3Q18 (as adjusted to remove the earnings from the long-term care business that was ceded in 3Q18).

"CNO again delivered strong production results across all three of our businesses, driven by growth in our accumulation products and improving health sales," said Gary C. Bhojwani, chief executive officer. "Our capital position remains strong and we repurchased $75 million in stock in the quarter."

"While our underlying business fundamentals are solid, earnings were challenged by the low interest rate environment. Lower overall yields, compressed spreads, and the impact from our 1Q19 up-in-quality portfolio repositioning reduced our earnings per diluted share by $0.08 (8) relative to 3Q18. In response, we continue to pursue opportunities to drive efficiencies and optimize our cost structure."

Highlights

•	First-year collected premiums were up 16% from 3Q18

•	Annuity collected premiums were up 20% from 3Q18

•	Life and health sales were up 3% from 3Q18

•	All benefit ratios were within provided guidance

•	Returned $92.1 million to shareholders in the form of share repurchases ($75.3 million) and dividends ($16.8 million)

•	At September 30, 2019, book value per common share was $29.92 and book value per diluted share, excluding accumulated other comprehensive income (2), was $20.30

•	Entered into a strategic technology partnership expected to deliver $20 million in savings over five years

CNO Financial (2)
November 5, 2019

Quarterly Operating Results

	Three months ended
	September 30,
	2019	2018
	(Dollars in millions, except per share data)
Net operating income (1)	$69.2	$87.5
Net realized investment gains (losses) from sales and impairments (net of related amortization)	(2.6)	37.0
Net change in market value of investments recognized in earnings	4.7	(5.3)
Fair value changes in embedded derivative liabilities (net of related amortization)	(29.3)	22.9
Fair value changes related to agent deferred compensation plan	(6.0)	—
Loss related to reinsurance transaction	—	(704.2)
Other	(1.2)	.8
Non-operating loss before taxes	(34.4)	(648.8)
Income tax expense (benefit):
On non-operating income (loss)	(7.2)	(136.3)
Valuation allowance for deferred tax assets and other tax items	—	104.8
Net non-operating loss	(27.2)	(617.3)
Net income (loss)	$42.0	$(529.8)

Per diluted share:
Net operating income	$.45	$.53
Net realized investment gains (losses) from sales and impairments (net of related amortization and taxes)	(.01)	.18
Net change in market value of investments recognized in earnings (net of taxes)	.02	(.03)
Fair value changes in embedded derivative liabilities (net of related amortization and taxes)	(.15)	.11
Fair value changes related to agent deferred compensation plan (net of taxes)	(.03)	—
Loss related to reinsurance transaction (net of taxes)	—	(4.01)
Other	(.01)	—
Net income (loss)	$.27	$(3.22)

Please refer to our 3Q2019 Quarterly Financial Supplement for additional information related to the Company's financial and operating results for the quarter ended September 30, 2019. Such information was furnished as an exhibit to the Current Report on Form 8-K dated November 5, 2019.

CNO Financial (3)
November 5, 2019

Significant Items Impacting Net Operating Income

	Three months ended
	September 30,
	2019		2018
	Dollars in	Per diluted	Dollars in	Per diluted
	millions	share	millions	share
Net operating income (1)	$69.2	$.45	$87.5	$.53
Earnings on long-term care ceded block	—	—	(1.7)	(.01)
Net operating earnings, excluding the earnings on the long-term care ceded block	$69.2	$.45	$85.8	$.52

In 3Q18, we ceded the Bankers Life legacy long-term care business under a 100% indemnity coinsurance agreement. In the above table, we have adjusted the operating earnings in 3Q18 to remove the earnings of this block.
There were no other significant items in 3Q19 or 3Q18.
Non-Operating Items
Net realized investment losses in 3Q19 were $2.6 million (net of related amortization) including other-than-temporary impairment losses of $3.4 million which were recorded in earnings. Net realized investment gains in 3Q18 were $37.0 million (net of related amortization) including other-than-temporary impairment losses of $2.1 million which were recorded in earnings. Realized gains in 3Q18 were significantly impacted by the gain realized on the sale of our minority interest in Tennenbaum Capital Partners, LLC in conjunction with its acquisition by Blackrock, Inc.
During 3Q19 and 3Q18, we recognized an increase (decrease) in earnings of $4.7 million and $(5.3) million, respectively, due to the net change in market value of investments recognized in earnings.
During 3Q19 and 3Q18, we recognized an increase (decrease) in earnings of $(29.3) million and $22.9 million, respectively, resulting from changes in the estimated fair value of embedded derivative liabilities related to our fixed index annuities, net of related amortization. Such amounts include the impacts of changes in market interest rates used to determine the derivative's estimated fair value.
In 3Q19, we recognized a decrease in earnings of $6.0 million for the mark-to-market change in the agent deferred compensation plan liability which was impacted by changes in interest rates used to value the liability. We recognize the mark-to-market change in the estimated value of this liability through earnings as assumptions change.
In 3Q18, we recorded a pre-tax loss related to a reinsurance transaction of $704.2 million (net of realized gains on the transfer of assets related to the transaction of $363.4 million). In 3Q18, we also increased the valuation allowance for deferred tax assets by $104.8 million related to net operating loss carryforwards that are not expected to be utilized as a result of the loss on the reinsurance transaction. The net loss on the reinsurance transaction, including the applicable tax benefit and the related increase in the valuation allowance for deferred tax assets, was $661.1 million.
Statutory (based on non-GAAP measures) and GAAP Capital Information
Our consolidated statutory risk-based capital ratio was estimated at 405% at September 30, 2019, reflecting estimated 3Q19 statutory operating income of $44 million (and $206 million in the first nine months of 2019) and the payment of insurance company dividends to the holding company of $39.4 million during 3Q19 (and $170.3 million during the first nine months of 2019).
During the third quarter of 2019, we repurchased $75.3 million of common stock under our securities repurchase program. We repurchased 4.8 million common shares at an average cost of $15.69 per share. As of September 30, 2019, we had 152.2 million shares outstanding and had authority to repurchase up to an additional $107.3 million of our common stock. During 3Q19, dividends paid on common stock totaled $16.8 million.

CNO Financial (4)
November 5, 2019

Unrestricted cash and investments held by our holding company were $260 million at September 30, 2019, compared to $220 million at December 31, 2018.
Book value per common share was $29.92 at September 30, 2019, compared to $21.99 at September 30, 2018, and $20.78 and December 31, 2018. Book value per diluted share, excluding accumulated other comprehensive income (loss) (2), was $20.30 at September 30, 2019, compared to $19.28 at September 30, 2018, and $19.52 at December 31, 2018.
The debt-to-capital ratio was 17.8 percent and 21.4 percent at September 30, 2019 and December 31, 2018, respectively. Our debt-to-total capital ratio, excluding accumulated other comprehensive income (3) was 24.1 percent at September 30, 2019 compared to 22.3 percent at December 31, 2018.
Return on equity for the trailing four quarters ended September 30, 2019 and 2018, was 4.1% and (9.1)%, respectively. Return on equity for the trailing four quarters ended September 30, 2018 was unfavorably impacted by a loss of $661.1 million recognized in the third quarter of 2018 related to a long-term care reinsurance transaction. Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income and net operating loss carryforwards (7) for the trailing four quarters ended September 30, 2019 and 2018, was 10.6% and 10.0%, respectively.
Conference Call
The Company will host a conference call to discuss results on November 6, 2019 at 11:00 a.m. Eastern Time. During the call, we will be referring to a presentation that will be available at the Investors section of the company's website this evening.
To participate by dial-in, please dial (844) 668-8093 or (647) 253-8656 for international participants, at least five minutes before the call start time. The operator will ask you to identify yourself and your company, and will also ask for the conference ID, "5583722."
For those investors who prefer to listen to the call online, we will be broadcasting the call live via webcast. The event can be accessed through the Investors section of our website as follows: (ir.CNOinc.com). Listeners should go to the website at least 15 minutes before the event to register, download and install any necessary software.
If you are unable to join us on the call, you may access a replay of the call through webcast, available through the Investors section of our website at: (ir.CNOinc.com).
About CNO Financial Group
CNO Financial Group, Inc. (NYSE: CNO) is a holding company.  Our insurance companies - principally Bankers Life and Casualty Company, Colonial Penn Life Insurance Company and Washington National Insurance Company - primarily serve middle-income pre-retiree and retired Americans by helping them protect against financial adversity and provide for a more secure retirement.  For more information, visit CNO online at CNOinc.com.

CNO Financial (5)
November 5, 2019

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Dollars in millions)
(unaudited)

	September 30, 2019	December 31, 2018
ASSETS
Investments:
Fixed maturities, available for sale, at fair value (amortized cost: September 30, 2019 - $18,801.6; December 31, 2018 - $18,107.8)	$21,089.2	$18,447.7
Equity securities at fair value (cost: September 30, 2019 - $39.9; December 31, 2018 - $319.8)	39.3	291.0
Mortgage loans	1,561.7	1,602.1
Policy loans	122.8	119.7
Trading securities	247.3	233.1
Investments held by variable interest entities	1,204.2	1,468.4
Other invested assets	1,070.9	833.4
Total investments	25,335.4	22,995.4
Cash and cash equivalents - unrestricted	760.3	594.2
Cash and cash equivalents held by variable interest entities	61.7	62.4
Accrued investment income	212.7	205.2
Present value of future profits	284.0	343.6
Deferred acquisition costs	1,138.8	1,322.5
Reinsurance receivables	4,802.4	4,925.4
Income tax assets, net	241.5	630.0
Assets held in separate accounts	4.2	4.4
Other assets	438.8	356.7
Total assets	$33,279.8	$31,439.8
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Liabilities for insurance products:
Policyholder account balances	$11,845.5	$11,594.1
Future policy benefits	11,576.6	11,082.4
Liability for policy and contract claims	508.9	521.9
Unearned and advanced premiums	242.8	253.9
Liabilities related to separate accounts	4.2	4.4
Other liabilities	762.0	632.4
Investment borrowings	1,644.8	1,645.8
Borrowings related to variable interest entities	1,153.0	1,417.2
Notes payable – direct corporate obligations	988.7	916.8
Total liabilities	28,726.5	28,068.9
Commitments and Contingencies
Shareholders' equity:
Common stock ($0.01 par value, 8,000,000,000 shares authorized, shares issued and outstanding: September 30, 2019 – 152,183,491; December 31, 2018 – 162,201,692)	1.5	1.6
Additional paid-in capital	2,834.6	2,995.0
Accumulated other comprehensive income	1,442.9	177.7
Retained earnings	274.3	196.6
Total shareholders' equity	4,553.3	3,370.9
Total liabilities and shareholders' equity	$33,279.8	$31,439.8

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CNO Financial (6)
November 5, 2019

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in millions, except per share data)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenues:
Insurance policy income	$620.0	$656.9	$1,857.6	$1,976.6
Net investment income:
General account assets	275.9	332.0	833.2	989.3
Policyholder and other special-purpose portfolios	23.6	85.8	156.6	134.3
Realized investment gains (losses):
Net realized gains on the transfer of assets related to reinsurance transaction	—	363.4	—	363.4
Other net realized investment gains (losses), excluding impairment losses	5.7	33.3	29.3	29.1
Impairment losses recognized (a)	(3.4)	(2.1)	(5.6)	(2.1)
Total realized gains	2.3	394.6	23.7	390.4
Fee revenue and other income	22.2	11.9	75.7	44.7
Total revenues	944.0	1,481.2	2,946.8	3,535.3
Benefits and expenses:
Insurance policy benefits	582.8	646.9	1,816.7	1,851.7
Loss related to reinsurance transaction	—	1,067.6	—	1,067.6
Interest expense	37.5	38.8	117.1	110.1
Amortization	51.6	62.4	156.0	195.3
Loss on extinguishment of debt	—	—	7.3	—
Loss on extinguishment of borrowings related to variable interest entities	—	—	—	3.8
Other operating costs and expenses	218.6	205.3	682.9	608.7
Total benefits and expenses	890.5	2,021.0	2,780.0	3,837.2
Income (loss) before income taxes	53.5	(539.8)	166.8	(301.9)
Income tax expense (benefit):
Tax expense (benefit) on period income (loss)	11.5	(114.8)	35.4	(63.4)
Valuation allowance for deferred tax assets and other tax items	—	104.8	—	104.8
Net income (loss)	$42.0	$(529.8)	$131.4	$(343.3)
Earnings per common share:
Basic:
Weighted average shares outstanding	154,257,000	164,551,000	158,007,000	165,903,000
Net income (loss)	$.27	$(3.22)	$.83	$(2.07)
Diluted:
Weighted average shares outstanding	155,260,000	164,551,000	159,061,000	165,903,000
Net income (loss)	$.27	$(3.22)	$.83	$(2.07)

______________

(a)	No portion of the other-than-temporary impairments recognized in the periods was included in accumulated other comprehensive income.

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CNO Financial (7)
November 5, 2019

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
OPERATING RESULTS

	Nine months ended
	September 30,
	2019	2018
	(Dollars in millions, except per share data)
Net operating income (1)	$211.4	$243.3
Net realized investment gains (losses) from sales and impairments (net of related amortization)	(5.0)	48.4
Net change in market value of investments recognized in earnings	28.1	(21.3)
Fair value changes in embedded derivative liabilities (net of related amortization)	(94.8)	56.3
Fair value changes related to agent deferred compensation plan	(22.9)	11.0
Loss related to reinsurance transaction	—	(704.2)
Loss on extinguishment of debt	(7.3)	—
Other	.7	(.1)
Non-operating loss before taxes	(101.2)	(609.9)
Income tax expense (benefit):
On non-operating income (loss)	(21.2)	(128.1)
Valuation allowance for deferred tax assets and other tax items	—	104.8
Net non-operating loss	(80.0)	(586.6)
Net income (loss)	$131.4	$(343.3)

Per diluted share:
Net operating income	$1.33	$1.47
Net realized investment gains (losses) from sales and impairments (net of related amortization and taxes)	(.02)	.23
Net change in market value of investments recognized in earnings (net of taxes)	.14	(.10)
Fair value changes in embedded derivative liabilities (net of related amortization and taxes)	(.47)	.27
Fair value changes related to agent deferred compensation plan (net of taxes)	(.11)	.05
Loss related to reinsurance transaction (net of taxes)	—	(3.99)
Loss on extinguishment of debt (net of taxes)	(.04)	—
Other	—	—
Net income (loss)	$.83	$(2.07)

CNO Financial (8)
November 5, 2019

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIRST-YEAR COLLECTED PREMIUMS
(Dollars in millions)

	Three months ended
	September 30,
	2019	2018
Bankers Life:
Medicare supplement	$14.9	$15.2
Long-term care	4.8	3.9
Supplemental health	1.1	1.0
Other health	.2	.2
Life	28.4	29.4
Annuity	323.9	269.2
Total	373.3	318.9
Washington National:
Supplemental health and other health	16.8	17.1
Life	2.2	1.4
Total	19.0	18.5
Colonial Penn:
Life	13.0	11.7
Total	13.0	11.7
Total first-year collected premiums from segments	$405.3	$349.1

TOTAL COLLECTED PREMIUMS
(Dollars in millions)

	Three months ended
	September 30,
	2019	2018
Bankers Life:
Medicare supplement	$179.2	$179.4
Long-term care	63.4	63.0
Supplemental health	6.2	5.8
Other health	1.4	1.5
Life	117.6	115.5
Annuity	325.0	270.5
Total	692.8	635.7
Washington National:
Supplemental health and other health	157.2	148.6
Medicare supplement	9.7	10.9
Life	9.0	7.7
Annuity	.2	.3
Total	176.1	167.5
Colonial Penn:
Life	76.9	73.6
Medicare supplement and other health	.2	.4
Total	77.1	74.0
Long-term care in run-off:
Long-term care	3.3	44.9
Total	3.3	44.9
Total collected premiums from segments	$949.3	$922.1

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CNO Financial (9)
November 5, 2019

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
NEW ANNUALIZED PREMIUMS FOR LIFE AND HEALTH PRODUCTS (4)
(Dollars in millions)

	Three months ended
	September 30,
	2019	2018
Bankers Life:
Medicare supplement	$14.2	$13.9
Long-term care	6.4	6.5
Supplemental health and other health	1.4	1.1
Life	15.3	15.8
Total	37.3	37.3
Washington National:
Supplemental health	24.7	22.8
Life	2.8	2.5
Total	27.5	25.3
Colonial Penn:
Life	19.2	19.1
Total	19.2	19.1
Total new annualized premiums	$84.0	$81.7

ANNUITY ACCOUNT VALUES
(Dollars in millions)

	September 30,
	2019	2018
Bankers Life	$8,921.0	$8,438.2
Washington National	308.9	350.6
Total	$9,229.9	$8,788.8

BROKER DEALER AND REGISTERED INVESTMENT ADVISOR CLIENT ASSETS
(Dollars in millions)

	Three months ended
	September 30,
	2019	2018
Net new client assets (a):
Brokerage	$13.4	$26.3
Advisory	29.9	44.2
Total	$43.3	$70.5
Client assets at end of period (b):
Brokerage	$913.7	$860.4
Advisory	449.0	317.8
Total	$1,362.7	$1,178.2

(a)
Net new client assets includes total inflows of cash and securities into brokerage and managed advisory accounts less outflows. Inflows include interest and dividends and exclude changes due to market fluctuations.

(b)	Client assets include cash and securities in brokerage and managed advisory accounts.

Bankers Life is the marketing brand of various affiliated companies of CNO Financial Group including, Bankers Life and Casualty Company, Bankers Life Securities, Inc., and Bankers Life Advisory Services, Inc. Non-affiliated insurance products are offered through Bankers Life General Agency, Inc. (dba BL General Insurance Agency, Inc., AK, AL, CA, NV, PA). Agents who are financial advisors are registered with Bankers Life Securities, Inc.
Securities and variable annuity products and services are offered by Bankers Life Securities, Inc. Member FINRA/SIPC, (dba BL Securities, Inc., AL, GA, IA, IL, MI, NV, PA). Advisory products and services are offered by Bankers Life Advisory Services, Inc. SEC Registered Investment Adviser (dba BL Advisory Services, Inc., AL, GA, IA, MT, NV, PA). Home Office: 111 East Wacker Drive, Suite 1900, Chicago, IL 60601.

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CNO Financial (10)
November 5, 2019

Benefit Ratios On Major Health Lines Of Business

	Three months ended
	September 30,
	2019	2018
Bankers Life:
Medicare supplement:
Earned premium	$190 million	$192 million
Benefit ratio (5)	74.9%	75.6%
Long-term care:
Earned premium	$64 million	$64 million
Benefit ratio (5)	123.6%	122.5%
Interest-adjusted benefit ratio (a non-GAAP measure) (6)	78.7%	79.0%
Washington National:
Supplemental health:
Earned premium	$158 million	$152 million
Benefit ratio (5)	79.5%	81.3%
Interest-adjusted benefit ratio (a non-GAAP measure) (6)	55.4%	56.9%

NOTES

(1)
Management believes that an analysis of Net income applicable to common stock before: (i) net realized investment gains or losses from sales and impairments, net of related amortization and taxes; (ii) net change in market value of investments recognized in earnings, net of taxes; (iii) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, net of related amortization and taxes; (iv) fair value changes related to the agent deferred compensation plan, net of taxes; (v) loss related to reinsurance transaction, net of taxes; (vi) loss on extinguishment of debt, net of taxes; (vii) changes in the valuation allowance for deferred tax assets and other tax items; and (viii) other non-operating items consisting primarily of earnings attributable to variable interest entities, net of taxes ("Net operating income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the company's underlying fundamentals. A reconciliation of Net operating income to Net income applicable to common stock is provided in the tables on pages 2 and 7. Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the "Investors - SEC Filings" section of CNO's website, CNOinc.com.

(2)
Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised, restricted stock and performance units were vested and convertible securities were converted. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. The dilution from convertible securities is calculated assuming the securities were converted on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.

(3)
The calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.

(4)
Measured by new annualized premium for life and health products, which includes 10% of single premium whole life deposits and 100% of all other premiums (excluding annuities). Medicare Advantage sales are not comparable to other sales and are therefore excluded in all periods.

(5)	The benefit ratio is calculated by dividing the related product's insurance policy benefits by insurance policy income.

(6)
The interest-adjusted benefit ratio (a non-GAAP measure) is calculated by dividing the product's insurance policy benefits less imputed interest income on the accumulated assets backing the insurance liabilities by insurance policy income. Interest income is an important factor in measuring the performance of longer duration health products. The net cash flows generally cause an accumulation of amounts in the early years of a policy (accounted for as reserve increases), which will be paid out as benefits in later policy years (accounted for as reserve decreases). Accordingly, as the policies age, the benefit ratio will typically increase, but the increase in the change in reserve will be partially offset by the imputed interest income earned on the accumulated assets.

CNO Financial (11)
November 5, 2019

The interest-adjusted benefit ratio reflects the effects of such interest income offset (which is equal to the tabular interest on the related insurance liabilities). Since interest income is an important factor in measuring the performance of these products, management believes a benefit ratio, which includes the effect of interest income, is useful in analyzing product performance. Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the "Investors - SEC Filings" section of CNO Financial's website, CNOinc.com.

(7)
The following summarizes the calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (iii) return on equity are as follows (dollars in millions):

	Trailing twelve months ended
	3Q19	3Q18
Net operating income	$271.2	$329.1

Net operating income, excluding significant items	$286.3	$321.8

Net income (loss)	$159.7	$(414.2)

Average common equity, excluding accumulated other
comprehensive income (loss) and net operating loss
carryforwards (a non-GAAP financial measure)	$2,697.2	$3,232.7

Average common shareholders' equity	$3,886.9	$4,542.6

Operating return on equity, excluding accumulated other
comprehensive income (loss) and net operating loss
carryforwards (a non-GAAP financial measure)	10.1%	10.2%

Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net
operating loss carryforwards (a non-GAAP financial measure)	10.6%	10.0%

Return on equity	4.1%	(9.1)%

The following summarizes: (i) operating earnings; (ii) significant items; (iii) operating earnings, excluding significant items; and (iv) net income (loss) (dollars in millions):

				Net operating
			Net operating	income,
			income,	excluding		Net
			excluding	significant		income (loss) -
	Net operating	Significant	significant	items - trailing	Net	trailing
	income	items (a)	items	four quarters	income (loss)	four quarters
4Q17	$85.8	$(6.4)	$79.4	$288.3	$(70.9)	$175.6
1Q18	73.9	(.9)	73.0	299.6	84.3	197.6
2Q18	81.9	—	81.9	309.0	102.2	216.4
3Q18	87.5	—	87.5	321.8	(529.8)	(414.2)
4Q18	59.8	15.1	74.9	317.3	28.3	(315.0)
1Q19	65.8	—	65.8	310.1	51.8	(347.5)
2Q19	76.4	—	76.4	304.6	37.6	(412.1)
3Q19	69.2	—	69.2	286.3	42.0	159.7
	(a) The significant items have been discussed in prior press releases.

CNO Financial (12)
November 5, 2019

A reconciliation of pretax operating earnings (a non-GAAP financial measure) to net income (loss) is as follows (dollars in millions):

	Twelve months ended
	3Q19	3Q18
Pretax operating earnings (a non-GAAP financial measure)	$341.2	$432.9
Income tax expense	(70.0)	(103.8)
Net operating income	271.2	329.1
Non-operating items:
Net realized investment gains (losses) from sales and impairments, net of related amortization	(15.5)	46.3
Net change in market value of investments recognized in earnings	.6	(21.2)
Fair value changes in embedded derivative liabilities, net of related amortization	(95.6)	61.8
Fair value changes and amendment related to the agent deferred compensation plan	(22.0)	12.2
Loss on extinguishment of debt	(7.3)	—
Loss on reinsurance transaction	—	(704.2)
Other	2.5	(4.3)
Non-operating loss before taxes	(137.3)	(609.4)
Income tax expense (benefit):
On non-operating loss	(28.8)	(128.0)
Valuation allowance for deferred tax assets and other tax items	3.0	261.9
Net non-operating loss	(111.5)	(743.3)
Net income (loss)	$159.7	$(414.2)

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions):

	1Q17	2Q17	3Q17	4Q17
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,236.6	$3,263.2	$3,335.0	$3,225.6
Net operating loss carryforwards	640.6	621.6	613.1	409.8
Accumulated other comprehensive income	729.6	894.5	933.6	1,212.1
Common shareholders' equity	$4,606.8	$4,779.3	$4,881.7	$4,847.5

	1Q18	2Q18	3Q18	4Q18
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,318.7	$3,366.0	$2,705.8	$2,687.3
Net operating loss carryforwards	404.2	388.7	510.6	505.9
Accumulated other comprehensive income	894.3	700.2	403.5	177.7
Common shareholders' equity	$4,617.2	$4,454.9	$3,619.9	$3,370.9

	1Q19	2Q19	3Q19
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$2,703.4	$2,702.9	$2,685.0
Net operating loss carryforwards	479.6	451.1	425.4
Accumulated other comprehensive income	654.9	1,098.2	1,442.9
Common shareholders' equity	$3,837.9	$4,252.2	$4,553.3

CNO Financial (13)
November 5, 2019

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions):

	Trailing four quarter average
	3Q19	3Q18
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$2,697.2	$3,232.7
Net operating loss carryforwards	476.2	441.1
Accumulated other comprehensive income	713.5	868.8
Common shareholders' equity	$3,886.9	$4,542.6

(8)
The following summarizes our estimate of the impact of lower general account asset investment income and changes in amounts impacting spreads on 3Q19 net income compared to 3Q18 net income (dollars in millions, except per share data):

	3Q19	3Q18	Difference
Net investment income on general account assets	$275.9	$332.0	$(56.1)
3Q18 investment income related to long-term care block ceded at end of 3Q18	—	(45.4)	45.4
Impact of amounts credited and cost of options impacting spread:
Cost of interest credited to policyholders	(26.5)	(27.7)	1.2
Cost of options to fund index credits, net of forfeitures	(26.3)	(20.5)	(5.8)
Subtotal	223.1	238.4	(15.3)
Tax expense (benefit)	46.9	50.1	(3.2)
Impact on net income, net of income taxes	$176.2	$188.3	$(12.1)
Per diluted share impact, based on 3Q19 weighted average shares outstanding (a non-GAAP financial measure)			$(0.08)	(a)

(a) The corresponding GAAP measure (without excluding the 3Q18 investment income related to the long-term care block ceded at the end of 3Q18) was $(0.31) per diluted share.

Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in this press release relative to markets for CNO Financial's products and trends in CNO Financial's operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempt," "seek," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic," "guidance," "outlook" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other ''forward-looking'' information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) changes in or sustained low interest rates causing reductions in investment income, the margins of our fixed annuity and life insurance businesses, and sales of, and demand for, our products; (ii) expectations of lower future investment earnings may cause us to accelerate amortization, write down the balance of insurance acquisition costs or establish additional liabilities for insurance products; (iii) general economic, market and political conditions and uncertainties, including the performance and fluctuations of the financial markets which may affect the value of our investments as well as our ability to raise capital or refinance existing indebtedness and the cost of doing so; (iv) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (v) our ability to make anticipated changes to certain non-guaranteed elements of our life insurance products; (vi) our ability to obtain adequate and timely rate increases on our health products, including our long-term care business; (vii) the receipt of any required regulatory approvals for dividend and surplus debenture interest payments from our insurance subsidiaries; (viii) mortality, morbidity, the increased cost and usage of health care services, persistency, the adequacy of our previous reserve estimates, changes in the health care market and other factors which may affect the profitability of our insurance products; (ix) changes in our assumptions related to deferred acquisition costs or the present value of future profits; (x) the recoverability of our deferred tax assets and the effect of potential ownership changes and tax rate changes on their value; (xi) our assumption that the positions we take on our tax return filings will not be successfully challenged by the Internal Revenue Service; (xii) changes in accounting principles and the interpretation thereof; (xiii) our ability to continue to satisfy the financial ratio and balance requirements and other covenants of our debt agreements; (xiv) our ability to achieve anticipated expense reductions and levels of operational efficiencies including improvements in claims adjudication and continued automation and rationalization of operating systems; (xv) performance and valuation of our investments, including the impact of realized losses (including other-than-temporary impairment charges); (xvi) our ability to identify products and markets in which we can compete effectively against competitors with greater market

CNO Financial (14)
November 5, 2019

share, higher ratings, greater financial resources and stronger brand recognition; (xvii) our ability to generate sufficient liquidity to meet our debt service obligations and other cash needs; (xviii) changes in capital deployment opportunities; (xix) our ability to maintain effective controls over financial reporting; (xx) our ability to continue to recruit and retain productive agents and distribution partners; (xxi) customer response to new products, distribution channels and marketing initiatives; (xxii) our ability to achieve additional upgrades of the financial strength ratings of CNO Financial and our insurance company subsidiaries as well as the impact of our ratings on our business, our ability to access capital and the cost of capital; (xxiii) regulatory changes or actions, including: those relating to regulation of the financial affairs of our insurance companies, such as the calculation of risk-based capital and minimum capital requirements, and payment of dividends and surplus debenture interest to us; regulation of the sale, underwriting and pricing of products; and health care regulation affecting health insurance products; (xxiv) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products or affect the value of our deferred tax assets; (xxv) availability and effectiveness of reinsurance arrangements, as well as the impact of any defaults or failure of reinsurers to perform; (xxvi) the performance of third party service providers and potential difficulties arising from outsourcing arrangements; (xxvii) the growth rate of sales, collected premiums, annuity deposits and assets; (xxviii) interruption in telecommunication, information technology or other operational systems or failure to maintain the security, confidentiality or privacy of sensitive data on such systems; (xxix) events of terrorism, cyber attacks, natural disasters or other catastrophic events, including losses from a disease pandemic; (xxx) ineffectiveness of risk management policies and procedures in identifying, monitoring and managing risks; and (xxxi) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission. Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.
For further information: (News Media) Valerie Dolenga +1.312.396.7688 or (Investors) Jennifer Childe +1.312.396.7755

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